UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

Akcea Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38137	47-2608175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road 9th Floor Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-0202

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	AKCA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2020, Akcea Therapeutics, Inc. (the “Company”) announced the appointment of William T. Andrews, M.D., FACP as Chief Medical Officer of the Company.

Dr. Andrews, age 56, joined the Company on July 9, 2020 as Chief Medical Officer. Prior to joining the Company, from October 2017 to July 2020, Dr. Andrews served as Chief Medical Officer of Acer Therapeutics Inc. Prior to joining Acer, Dr. Andrews provided strategic consulting services to rare disease companies from April 2016 to September 2017. Prior to that, he served at Aegerion Pharmaceuticals, Inc., a biopharmaceutical company, as Senior Vice President, Business Development, from May 2014 to January 2016, and as Vice President of Medical Affairs, from April 2012 to May 2014. He has also held roles at Santhera Pharmaceuticals, Sepracor, Inc. and ClinQuest, Inc. Prior to joining the biopharmaceutical industry 20 years ago, Dr. Andrews practiced medicine for seven years full-time and 11 years part-time in the Boston area as a board-certified internist and an attending physician at Brigham and Women’s Hospital, and was on the clinical faculty at Harvard Medical School. Dr. Andrews earned a B.A. in biology from Harvard University and an M.D. from Yale University School of Medicine.

In connection with Dr. Andrews’ appointment as the Company’s Chief Medical Officer, the Company entered into a written offer letter dated June 18, 2020 (the “Offer Letter”) with Dr. Andrews. Pursuant to the Offer Letter, Dr. Andrews is entitled to receive:

•

An annual base salary of $460,000, and is eligible to receive an annual performance bonus, with a target bonus amount equal to 50% of his base salary under the Company’s Management by Objectives program;

•	A stock option exercisable for up to 250,000 shares of the Company’s common stock, vesting over a four-year period, under the Company’s 2015 Equity Incentive Plan;

•	A restricted stock unit award for 37,500 shares of the Company’s common stock, vesting over a four-year period, under the Company’s 2015 Equity Incentive Plan;

•

A one-time signing bonus of $25,000, subject to repayment by Dr. Andrews in full to the extent he voluntarily leaves the Company within twelve months of the commencement of his employment, and subject to 50% repayment by Dr. Andrews if he voluntarily leaves the Company after twelve months of the commencement of his employment but before the 24-month anniversary of the commencement of his employment; and

•	Eligibility to participate in the Company’s employee benefit plans, subject to the terms of those plans.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the copy of such document filed as Exhibit 10.1 to this Current Report on Form 8-K.

On July 9, 2020, the Company and Dr. Andrews also entered into a severance benefit agreement (the “Severance Benefit Agreement”). Under the terms of the Severance Benefit Agreement, Dr. Andrews will be eligible to receive medical benefit continuation, and a lump sum severance payment equal to (i) 12 months of his then-current base salary if his employment is terminated without cause or by him for good reason, or (ii) if, as a result of a change in control (as defined in the Severance Benefit Agreement) of the Company, his employment is terminated without cause or by him for good reason, 18 months of his then-current base salary plus an amount equal to his target annual cash performance bonus for the year of termination multiplied by a fraction set forth in the Severance Benefit Agreement. In addition, if, in connection with a change in control, an equity award granted to Dr. Andrews is assumed or continued by the acquirer entity but his employment is terminated without cause or by him for good reason, or an equity award granted to Dr. Andrews is not assumed or continued by the acquirer entity (or substituted for a similar award of the acquirer entity), then any unvested portion of the equity award will become vested effective immediately prior to the consummation of such change in control.

The Severance Benefit Agreement will remain in effect as long as Dr. Andrews continues to be employed by the Company. As a condition to receiving payments under the Severance Benefit Agreement, Dr. Andrews is required to return all of the Company’s property and sign an agreement releasing the Company from liability. The foregoing description of the Severance Benefit Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Dr. Andrews will also be eligible to enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Dr. Andrews and any director or executive officer of the Company, and Dr. Andrews is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing descriptions of the 2015 Equity Incentive Plan and form of indemnification agreement do not purport to be complete and are qualified in their entirety by the full text of the 2015 Equity Incentive Plan and form of indemnification agreement, copies of which are filed as Exhibits 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed September 5, 2017, both of which are incorporated by into this Item 5.02 by reference herein.

A copy of the Company’s press release regarding Dr. Andrews’ appointment to Chief Medical Officer of the Company is attached hereto as Exhibit 99.1.

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2020, Louis St. L. O’Dea, MB B.Ch. BAO, FRCP(C), former Chief Medical Officer of the Company, notified the Company that he plans to retire and therefore will resign his position as Chief Medical Officer of the Company. Dr. O’Dea’s resignation was effective July 7, 2020.

In connection with the conclusion of his employment with the Company, on July 7, 2020, Dr. O’Dea and the Company entered into a separation agreement (the “Separation Agreement”). Under the Separation Agreement, Dr. O’Dea will receive medical benefit continuation, a lump sum severance payment equal to 12 months of his then-current base salary, and an amount equal to 50% of his 2020 annual bonus based on the Company Performance Factor (CPF) approved by the Board of Directors.

In addition, on July 7, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”) with Dr. O’Dea under which he agreed to provide up to 20 hours per week of consulting services to the Company to support ongoing development and regulatory initiatives and to assist with the transition of his responsibilities as former Chief Medical Officer to his successor, William T. Andrews, M.D., FACP, through December 31, 2020 (the “Consulting Period”). In consideration of such consulting services, the Company has agreed to pay Dr. O’Dea an amount equal to $450.00 per hour and continue the vesting of any equity awards outstanding as of his separation date through the end of the Consulting Period.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to copies of such documents filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter between William Andrews and the Company dated June 18, 2020

10.2	Severance Benefit Agreement between William Andrews and the Company dated July 9, 2020

10.3	Separation Agreement between Louis St. L. O’Dea and the Company dated July 7, 2020

10.4	Consulting Agreement between Louis St. L. O’Dea and the Company dated July 7, 2020

99.1	Press Release dated July 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AKCEA THERAPEUTICS, INC.

Date: July 9, 2020	By:	/s/ Joshua F. Patterson
Joshua F. Patterson
General Counsel